EXHIBIT 23.1




          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Synergen, Inc. on Form S-8 of our reports dated February 4, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Synergen, Inc. for the year ended December 31, 1993.


          DELOITTE & TOUCHE LLP
          Denver, Colorado

          September 8, 1994